Exhibit 3.5

ARTICLES OF INCORPORATION
OF
J & M ARREOLA, INC.

ONE:  The name of this corporation is:

J & M ARREOLA, INC.

TWO:  The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE:  The name and address in the State of California of this Corporation’s initial agent for service of process is:

Bruce H. Haglund
c/o ROBERT V. GIBSON
660 Newport Center Drive, Ste. 535
Newport Beach, California 92660

FOUR:  This Corporation is authorized to issue only one class of shares of stock, the total number of shares which this corporation is authorized to issue is ten thousand (10,000).

Dated at Newport Beach, California on August 5, 1982.

/s/    BRUCE H. HAGLUND

Bruce H. Haglund

I hereby declare that I am the person who executed the above Articles of Incorporation and that such execution is my act and deed.

/s/    BRUCE H. HAGLUND

Bruce H. Haglund

AMENDMENT OF
ARTICLES OF INCORPORATION
OF
J & M ARREOLA, INC.

GARTH L. BISCHOFF, FRED G. PALMER and ROBERT V. GIBSON certify that:

1.  They constitute a majority of the directors of J & M ARREOLA, INC.

2.  They hereby adopt the following amendment of the Articles of Incorporation of this Corporation.

     The Articles of Incorporation are amended in full to read as follows:

  ONE:  The name of this Corporation is:

CHEMICAL METHODS LEASCO, INC.

  TWO:  The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

  THREE:  This Corporation is authorized to issue only one class of shares of stock; and the total number of shares which this Corporation is authorized to issue is One Hundred Thousand (100,000).

  FOUR:  This Corporation elects to be governed by all of the provisions of the General Corporation Law effective January 1, 1977 not otherwise applicable to it under Chapter 23 thereof.

3.  No shares have been issued.

We further declare under penalty of perjury under the laws of the state of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: Dec. 2, 1982

/s/ GARTH L. BISCHOFF
Garth L. Bischoff Director

/s/ FRED G. PALMER
Fred G. Palmer Director

/s/ ROBERT V. GIBSON
Robert V. Gibson Director

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